Media:  Matt Tidwell
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Investor: Todd Allen
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FOR IMMEDIATE RELEASE

Kansas City Power & Light Confident Declaratory Judgment Action Will Show Clean Air Act Compliance

Kansas City, MO (Mar. 2, 2007) - Kansas City Power & Light (KCP&L), a subsidiary of Great Plains Energy (NYSE: GXP), announced yesterday that it filed in Federal District Court in Kansas City, Mo. for a declaratory judgment that the operation of KCP&L’s Iatan 1 power plant has been in compliance with the Federal Clean Air Act. For the past year, the Sierra Club alleged Clean Air Act violations at Iatan 1 as part of its appeal of the Iatan 2 air permit. After many months of discovery and shortly before an administrative hearing to consider the allegations was to commence, the Sierra Club announced that it would abandon most of the allegations in its air permit appeal and instead file a lawsuit in federal court containing the same allegations - effectively starting the process all over again.
KCP&L filed the declaratory judgment action to bring the Sierra Club’s allegations before a court. KCP&L believes that it is in full compliance with the Clean Air Act, and that this action is the quickest and best way to finally resolve the issue. The Missouri Department of Natural Resources conducted a thorough review of Iatan’s operation before issuing the Iatan air permit and conducted another independent investigation after issuing the permit, and concluded that KCP&L did not make impermissible modifications to Iatan 1.
KCP&L obtained this week a copy of a grand jury subpoena served on the Sierra Club, seeking documents regarding capital projects at Iatan 1 during the period of 1996 through 2006. KCP&L has not received a subpoena, and has not been contacted by the Environmental Protection Agency or any other agency in relation to this matter. Consequently, KCP&L does not know the nature or scope of any grand jury proceedings.
All of the documents requested by the subpoena will be available for use by the parties in the declaratory judgment action. KCP&L is confident that these documents reflect its compliance with applicable law.
Headquartered in Kansas City, Mo., KCP&L (www.kcpl.com) is a leading regulated provider of electricity in the Midwest. KCP&L is a wholly owned subsidiary of Great Plains Energy Incorporated (NYSE: GXP), the holding company for KCP&L and Strategic Energy L.L.C., a competitive electricity supplier.

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